Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of HOOKIPA Pharma Inc. of our report dated February 25, 2019, except for the effects of the stock split discussed in Note 2 to the consolidated financial statements, as to which the date is April 8, 2019, relating to the financial statements, which appears in HOOKIPA Pharma Inc.’s Registration Statement on Form S-1 (No. 333-230451).

Vienna, Austria
April 23, 2019

PwC Wirtschaftsprüfung GmbH
/s/Alexandra Rester
Austrian Certified Public Accountant